UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2017 (April 26, 2017)
RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)
Maryland            1-10093                13-6908486
(State or other jurisdiction of incorporation)    (Commission File Number)    (IRS Employer Identification No.)
31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan             48334
(Address of principal executive offices)                (Zip Code)
Registrant's telephone number, including area code     (248) 350-9900
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2017, Ramco-Gershenson Properties Trust (the “Trust”) and Dennis Gershenson, the President and Chief Executive Officer of the Trust, entered into an Amended and Restated Employment Agreement (the “Amended Agreement”), amending and restating the employment agreement entered into on April 6, 2017. Capitalized terms used herein have the meanings set forth in the Amended Agreement.
The only change in the Amended Agreement from the employment agreement entered into on April 6, 2017 is to cap Mr. Gershenson’s severance payments at three times the sum of his base salary and target short term incentive award. Under the Amended Agreement, in the event of the termination of Mr. Gershenson’s employment for Good Reason or by the Trust not for Cause, whether or not following a change in control, Mr. Gershenson will be entitled to receive his base salary and target short term incentive award for the shorter of 36 months or the period through December 31, 2020.
The forgoing does not constitute a complete summary of the terms of the Amended Agreement and reference is made to the complete form of the Amended Agreement that is attached as Exhibit 10.1 to this report and hereby incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)        Exhibits.
10.1        Amended and Restated Employment Agreement, dated April 26, 2017, between Ramco Gershenson
Properties Trust and Dennis Gershenson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RAMCO-GERSHENSON PROPERTIES TRUST
Date:    April 26, 2017                By:    /s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit        Description
10.1        Amended and Restated Employment Agreement, dated April 26, 2017, between Ramco-Gershenson
Properties Trust and Dennis Gershenson

4